EXHIBIT 23

                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2000



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the Peoples Bancorp Inc. Retirement Savings Plan (Form S-8, No. 33-1803), the Amended and Restated 1993 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 33-67878), the 1995 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 33-59569), the Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (Form S-8, No. 333-43629), the 1998 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 333-62935), the Russell Federal Savings Bank 1995 Stock Option and Incentive Plan (Form S-8, No. 333-63039), and the Peoples Bancorp Inc. Dividend Reinvestment Plan (Form S-3, No. 33-54003) of our report dated February 2, 2001, with respect to the consolidated financial statements of Peoples Bancorp Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2000.


                                           /s/ ERNST & YOUNG LLP
                                               Ernst & Young LLP


Charleston, West Virginia
March 9, 2001